EXHIBIT 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Third Quarter 2011 Results

WEST MELBOURNE, Florida -- November 9, 2011 -- RELM Wireless Corporation (NYSE Amex: RWC) today announced its financial and operating results for the quarter and nine months ended September 30, 2011.

For the quarter ended September 30, 2011, sales totaled approximately $7.0 million, compared with approximately $7.1 million for the third quarter last year.  Pretax income for the quarter ended September 30, 2011 was approximately $939,000 compared with approximately $261,000 for the third quarter last year.  Net income for the quarter ended September 30, 2011 was approximately $914,000, or $0.07 per diluted share, compared with $127,000, or $0.01 per diluted share, for the same quarter last year.

Gross profit margin for the third quarter 2011 was 50.3% of sales, versus 46.4% of sales for the same quarter last year.  Selling, general and administrative expenses totaled approximately $2.5 million (36.4% of sales) for the third quarter 2011, compared with $3.0 million (42.6% of sales) for the third quarter last year.

The Company had approximately $20.2 million in working capital as of September 30, 2011, of which $8.2 million was comprised of cash and trade receivables.  This compares with working capital of $19.7 million as of December 31, 2010, of which $9.0 million was comprised of cash and trade receivables. The Company had long-term debt of $1.8 million outstanding under its revolving credit facility at September 30, 2011, which represents a decrease of $200,000 from December 31, 2010.

RELM President and Chief Executive Officer David Storey commented, “We were pleased to return to profitability for the third quarter 2011 and encouraged by improvements in customer orders this quarter.  Particularly noteworthy was our first significant international military order for our P25 KNG products.  This order was for the Australian Defence Industries, and can be linked to our success and reputation with the U.S. military.  In this troubled economy, our value proposition and positive reputation are gaining traction with prospective customers.  Our pipeline of potential sales opportunities is growing; bolstered by a broader line of products that can address more state and local public safety requirements.  During the third quarter, business improved with our federal customers as many looked to utilize funds before the federal government’s fiscal year end.  Heading into the fourth quarter, challenges remain as federal budget and funding uncertainties persist.  Refinements to manufacturing processes and reductions to our cost structure, should enable us to maintain profitability at reduced revenue levels.  When the market improves, we are poised to capitalize; realizing long-term goals for growth in sales and market share.”

For the nine months ended September 30, 2011, sales totaled approximately $18.4 million compared with approximately $20.6 million for the same period last year.  Pretax loss for the nine months ended September 30, 2011 was approximately $603,000 compared with pretax income of approximately $812,000 for the same period last year.  Net loss for the nine months ended September 30, 2011 totaled approximately $628,000, or $0.05 per basic share, compared with net income of approximately $468,000, or $0.03 per diluted share, for the same period last year.

Gross profit margins for the nine months ended September 30, 2011 were 42.3% of sales, versus 46.8% of sales for the same period last year.  Selling, general and administrative expenses for the nine months ended September 30, 2011 totaled approximately $8.3 million (45.1% of sales) compared with approximately $8.8 million (42.8% of sales) for the same period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, November 10, 2011.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on November 10, 2011.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until November 18, 2011, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10005749.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to uncertain economic conditions in the United States; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Sales, net	$6,976	$7,052	$18,361	$20,579

Expenses:
Cost of products	3,467	3,780	10,594	10,943
Selling, general and administrative expenses	2,541	3,003	8,273	8,810
Total expenses	6,008	6,783	18,867	19,753

Operating income (loss)	968	269	(506)	826

Other expense:
Net interest expense	(27)	(6)	(89)	(6)
Other expense	(2)	(2)	(8)	(8)

Income (loss) before income taxes	939	261	(603)	812

Income tax expense	(25)	(134)	(25)	(344)

Net income (loss)	$914	$127	$(628)	$468

Net earnings (loss) per share - basic	$0.07	$0.01	$(0.05)	$0.03
Net earnings (loss) per share - diluted	$0.07	$0.01	$(0.05)	$0.03

Weighted average common shares outstanding, basic	13,519	13,490	13,512	13,472
Weighted average common shares outstanding, diluted	13,525	13,736	13,512	13,827

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	September 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash & cash equivalents	$4,899	$5,050
Trade accounts receivable, net	3,267	3,900
Inventories, net	12,220	11,942
Deferred tax assets, net	2,165	2,165
Prepaid expenses & other current assets	505	703
Total current assets	23,056	23,760

Property, plant and equipment, net	1,245	1,357
Deferred tax assets, net	5,637	5,637
Capitalized software, net	3,027	3,776
Other assets	228	262

Total assets	$33,193	$34,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,474	$2,753
Accrued compensation and related taxes	856	795
Accrued warranty expense	297	266
Accrued other expenses and other current liabilities	261	202
Total current liabilities	2,888	4,016

Deferred revenue	612	386
Long-term debt	1,800	2,000

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,519,323 and 13,508,815 issued and outstanding shares
at September 30, 2011 and December 31, 2010, respectively.	8,111	8,105
Additional paid-in capital	24,529	24,404
Accumulated deficit	(4,747)	(4,119)
Total stockholders' equity	27,893	28,390

Total liabilities and stockholders' equity	$33,193	$34,792